                                                                  EXHIBIT 4.3(d)

                      AMENDMENT TO NOTE PURCHASE AGREEMENT

         THIS AMENDMENT TO NOTE PURCHASE AGREEMENT is made and entered into as of the 22nd day of December, 1993 by and between ATMOS ENERGY CORPORATION (formerly Energas Company), a Texas corporation ("Borrower"), and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Purchaser entered into that certain Note Purchase Agreement dated as of December 21, 1987, as amended by two Amendments to Note Purchase Agreement dated October 11, 1989 and November 12, 1991 (such Note Purchase Agreement as amended being hereinafter referred to as the "Agreement"), pursuant to which Borrower sold to Purchaser certain of its 8.94% Senior Notes in an aggregate principal amount of $8,750,000 and certain of its 11.20% Senior Notes in an aggregate principal amount of $17,000,000; and

         WHEREAS, Borrower and Purchaser now desire to amend the Agreement in the manner hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 1.02 of the Agreement shall be, and hereby is, amended by adding the following definitions therein:

         "Tenth Supplemental Indenture" means that certain Tenth Supplemental Indenture dated as of December 1, 1993 between Borrower and Colorado National Bank (formerly Central Bank Denver, National Association).

         "Greeley Indenture" means the Indenture of Mortgage and Deed of Trust dated as of March 1, 1957 between Greeley Gas Company and the Central Bank and Trust Company, as Trustee, as supplemented by the First through Tenth Supplemental Indentures thereto (the obligations of Greeley Gas Company and its successors


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
         under the Greeley Indenture and under the bonds issued pursuant thereto having been assumed by the Company under the First Amendment to Bond Purchase Agreement dated as of December 1, 1993, between Borrower and First Colony Life Insurance Company).

         2. Paragraph (B) of Section 4.10(b) of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

         (B) Liens existing on any real property (including leaseholds) and fixtures thereon (and in the cases of the Liens of the Western Kentucky Indenture and Greeley Indenture, other property covered by the Western Kentucky Indenture as specifically limited by the Twelfth Supplemental Indenture or by the Greeley Indenture as specifically limited by the Tenth Supplemental Indenture) at the time of acquisition of such property by Borrower or by such Subsidiary through a merger or consolidation permitted under Section 4.04 above, whether or not assumed, or on any such property of a Subsidiary at the time such Subsidiary is acquired by Borrower or another Subsidiary in an acquisition permitted under Section 4.15; provided that every such Lien described in this clause (B) shall apply and attach only to the specific items of property originally subject thereto and fixed improvements constructed thereon (and including repairs thereto and replacements thereof) and any extensions located entirely in the State of Kentucky of the former Western Kentucky Gas Utility Corporation system with respect to the Lien of the Western Kentucky Indenture or extensions located in the States of Colorado, Kansas, or Missouri of the former Greeley Gas Company system with respect to the Lien of the Greeley Indenture and shall not extend to any other assets or property whatsoever (including, without limitation, to any property or assets of the acquiring entity or of the other corporation or corporations which are party to the merger or consolidation), other than such assets of the acquired company for so long as the acquired company shall remain a separate corporate entity; and provided further that at no time shall the aggregate principal amount of all Debt secured by Liens described in this clause (B), including without limitation the Liens of the Western Kentucky Indenture and Greeley Indenture, exceed 55% of the aggregate cost (including the secured Debt) or fair value (without deducting the secured Debt), whichever is less, of the assets subject thereto (with the lower of cost or fair value to be determined separately with respect to each such asset);

         3. Except to the extent amended or modified herein, the Agreement is, and shall continue, in full force and effect in accordance with the terms and provisions thereof.





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
         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note Purchase Agreement effective as of the date first written above.

ATMOS ENERGY CORPORATION              JOHN HANCOCK MUTUAL LIFE
                                      INSURANCE COMPANY

By: /s/ JAMES F. PURSER               By: /s/ MARILYN O. BOSS
    -------------------                   -------------------
    James F. Purser                       Marilyn O. Boss
    Executive Vice President              Investment Officer
    and Chief Financial Officer





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
                                                                  EXHIBIT 4.3(d)

                      AMENDMENT TO NOTE PURCHASE AGREEMENT

         THIS AMENDMENT TO NOTE PURCHASE AGREEMENT is made and entered into as of the 22nd day of December, 1993 by and between ATMOS ENERGY CORPORATION (formerly Energas Company), a Texas corporation ("Borrower"), and MELLON BANK N.A., TRUSTEE UNDER MASTER TRUST AGREEMENT OF AT&T CORPORATION DATED JANUARY 1, 1984 FOR EMPLOYEE PENSION PLANS - AT&T - JOHN HANCOCK - PRIVATE PLACEMENT ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Purchaser entered into that certain Note Purchase Agreement dated as of December 21, 1987, as amended by two Amendments to Note Purchase Agreement dated October 11, 1989 and November 12, 1991 (such Note Purchase Agreement as amended being hereinafter referred to as the "Agreement"), pursuant to which Borrower sold to Purchaser certain of its 8.94% Senior Notes in an aggregate principal amount of $1,250,000 and certain of its 11.20% Senior Notes in an aggregate principal amount of $2,500,000; and

         WHEREAS, Borrower and Purchaser now desire to amend the Agreement in the manner hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 1.02 of the Agreement shall be, and hereby is, amended by adding the following definitions therein:

         "Tenth Supplemental Indenture" means that certain Tenth Supplemental Indenture dated as of December 1, 1993 between Borrower and Colorado National Bank (formerly Central Bank Denver, National Association).

         "Greeley Indenture" means the Indenture of Mortgage and Deed of Trust dated as of March 1, 1957 between Greeley Gas Company and the Central Bank and Trust

         Company, as Trustee, as supplemented by the First through Tenth Supplemental Indentures thereto (the obligations of Greeley Gas Company and its successors under the Greeley Indenture and under the bonds issued pursuant thereto having been assumed by the Company under the First Amendment to Bond Purchase Agreement dated as of December 1, 1993, between Borrower and First Colony Life Insurance Company).

         2. Paragraph (B) of Section 4.10(b) of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

         (B) Liens existing on any real property (including leaseholds) and fixtures thereon (and in the cases of the Liens of the Western Kentucky Indenture and Greeley Indenture, other property covered by the Western Kentucky Indenture as specifically limited by the Twelfth Supplemental Indenture or by the Greeley Indenture as specifically limited by the Tenth Supplemental Indenture) at the time of acquisition of such property by Borrower or by such Subsidiary through a merger or consolidation permitted under Section 4.04 above, whether or not assumed, or on any such property of a Subsidiary at the time such Subsidiary is acquired by Borrower or another Subsidiary in an acquisition permitted under Section 4.15; provided that every such Lien described in this clause (B) shall apply and attach only to the specific items of property originally subject thereto and fixed improvements constructed thereon (and including repairs thereto and replacements thereof) and any extensions located entirely in the State of Kentucky of the former Western Kentucky Gas Utility Corporation system with respect to the Lien of the Western Kentucky Indenture or extensions located in the States of Colorado, Kansas, or Missouri of the former Greeley Gas Company system with respect to the Lien of the Greeley Indenture and shall not extend to any other assets or property whatsoever (including, without limitation, to any property or assets of the acquiring entity or of the other corporation or corporations which are party to the merger or consolidation), other than such assets of the acquired company for so long as the acquired company shall remain a separate corporate entity; and provided further that at no time shall the aggregate principal amount of all Debt secured by Liens described in this clause (B), including without limitation the Liens of the Western Kentucky Indenture and Greeley Indenture, exceed 55% of the aggregate cost (including the secured Debt) or fair value (without deducting the secured Debt), whichever is less, of the assets subject thereto (with the lower of cost or fair value to be determined separately with respect to each such asset);

         3. Except to the extent amended or modified herein, the Agreement is, and shall continue, in full force and effect in accordance with the terms and provisions thereof.





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
         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note Purchase Agreement effective as of the date first written above.


ATMOS ENERGY CORPORATION                MELLON BANK N.A., TRUSTEE
                                        UNDER MASTER TRUST AGREEMENT
                                        OF AT&T CORPORATION DATED
By: /s/ JAMES F. PURSER                 JANUARY 1, 1984 FOR EMPLOYEE
    -------------------                 PENSION PLANS - AT&T-AS DIRECTED
    Executive Vice President            BY JOHN HANCOCK - PRIVATE
    and Chief Financial Officer         PLACEMENT


                                        By: /s/ JUDITH A. MANION
                                            --------------------
                                            Judith A. Manion
                                            Paralegal





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